Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler

Voice:	610.676.2024	610.676.1932	610.676.1440

E-Mail:	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com

Pages:	Eight

SEI Investments Reports Fourth-Quarter 2003 Results

Earnings Up 9%, Revenues Gain 8%

Oaks, PA—January 29, 2004—SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2003, reporting an increase in revenues, net income and earnings per share versus fourth-quarter 2002.

Consolidated Overview

(In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2003	2002	%	2003	2002	%
Revenues	$163,807	$151,804	8%	$636,233	$629,593	1%
Net Income Before Taxes	58,002	55,603	4%	224,284	223,048	1%
Net Income	38,223	35,029	9%	142,981	140,520	2%
Diluted Earnings Per Share	$.36	$.32	13%	$1.32	$1.25	6%

“I am pleased to report increases in revenues, net income and earnings per share,” said Alfred P. West, Jr., SEI Chairman and CEO.

“I believe 2003 was a year of progress for SEI. Our overall financial results demonstrated modest but steady improvement throughout the year and we made real gains in advancing our new financial wellness solutions to our markets. While there is still much work to be done and investments in our business to be made, the better results, growing market acceptance of our new strategies, and the improving business climate make us optimistic about our future.”

Summary of Fourth-Quarter 2003 and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
	2003	2002	%	2003	2002	%
Private Banking and Trust:
Revenues*	$76,253	$80,390	(5)%	$311,534	$333,053	(6)%
Operating Profit	$30,784	$36,231	(15)%	$125,746	$138,004	(9)%
Operating Margin	40%	45%		40%	41%

Investment Advisors:
Revenues	40,725	35,195	16%	156,089	149,181	5%
Operating Profit	23,959	19,546	23%	85,681	78,009	10%
Operating Margin	59%	56%		55%	52%

Enterprises:
Revenues	15,695	13,455	17%	62,051	55,875	11%
Operating Profit	7,922	5,154	54%	29,366	21,836	34%
Operating Margin	50%	38%		47%	39%

Money Managers:
Revenues*	15,451	12,253	26%	55,274	46,446	19%
Operating Profit	2,435	2,171	12%	9,105	8,864	3%
Operating Margin	16%	18%		16%	19%

Investments in New Businesses:
Revenues	15,683	10,511	49%	51,285	45,038	14%
Operating Loss	(4,094)	(4,568)	10%	(18,102)	(14,710)	(23)%
Operating Margin	(26)%	(43)%		(35)%	(33)%

Consolidated Segment Totals:
Revenues	$163,807	$151,804	8%	$636,233	$629,593	1%
Segment Profit	$61,006	$58,534	4%	$231,796	$232,003	—
Segment Margin	37%	39%		36%	37%

*	Certain amounts for prior years have been reclassified to conform with current-year presentation.

Fourth-Quarter Business Commentary:

•	While showing improvement over 3rd quarter levels, The Private Banking & Trust segment’s declines vs. 4th quarter year-ago levels were due to previously reported losses in fund processing revenues as well as reduced levels of one-time revenues.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments all posted solid gains vs. year-ago levels. Revenues from new relationships and the rising capital markets drove growth in these four segments.

•	While the Investment Advisors and Enterprises segments were well above year ago levels, the segments were down vs. 3rd quarter, 2003 due to the one-time revenue events occurring (and previously reported) in 3rd quarter, 2003.

•	Assets under management ended the quarter at a new record high of $90.6 billion, an increase of more than $12 billion over the 4th quarter a year ago. This includes the effect of closing SEI’s repurchase agreement program, which resulted in a $5 billion reduction of assets under management.

•	In the 4th quarter 2003, SEI purchased 1,017,000 shares of its common stock for $29.6 million. For the year 2003, SEI purchased a total of 3,536,000 shares for $95.5 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EST on January 29, 2004. Investors may listen to the call at www.seic.com, or at www.fulldisclosure.com, a service of CCBN Streetevents. The call may also be accessed at numerous financial services web sites such as AOL, Forbes, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 716988.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2003, SEI administers almost $254 billion in mutual fund and pooled assets, manages over $90 billion in assets, processes almost $50 trillion of investment transactions annually and operates 22 offices in 11 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended December 31,
	2003	2002
Revenues	$163,807	$151,804

Operating and development expenses	72,945	66,932
Sales and marketing expenses	29,856	26,338
General and administrative expenses	7,735	4,724

Income before interest and taxes	53,271	53,810

Equity in earnings of unconsolidated affiliate	7,698	4,009
Net loss on investments	(3,254)	(2,934)
Interest income	939	1,353
Interest expense	(652)	(635)

Income before taxes	58,002	55,603

Income taxes	19,779	20,574

Net income	$38,223	$35,029

Diluted earnings per common share	$.36	$.32

Shares used to calculate diluted earnings per common share	107,065	110,191

Basic earnings per common share	$.36	$.33

Shares used to calculate basic earnings per common share	104,999	106,355

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2003	2002
Revenues	$636,233	$629,593

Operating and development expenses	283,624	270,869
Sales and marketing expenses	120,813	126,721
General and administrative expenses	25,615	22,184

Income before interest and taxes	206,181	209,819

Equity in earnings of unconsolidated affiliate	22,461	12,652
Net loss on investments	(6,927)	(2,360)
Interest income	4,363	5,200
Interest expense	(2,303)	(2,263)
Other income	509	—

Income before taxes	224,284	223,048

Income taxes	81,303	82,528

Net income	$142,981	$140,520

Diluted earnings per common share	$1.32	$1.25

Shares used to calculate diluted earnings per common share	108,137	112,803

Basic earnings per common share	$1.36	$1.30

Shares used to calculate basic earnings per common share	105,173	108,330

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
Assets
Cash and short-term investments	$199,953	$165,724
Restricted cash	53,481	10,000
Receivables	86,612	74,642
Other current assets	12,367	11,069

Total current assets	352,413	261,435
Property and equipment, net	113,064	104,258
Investments available for sale	70,560	62,433
Other assets	56,592	36,021

Total assets	$592,629	$464,147

Liabilities
Current liabilities	$193,474	$134,247
Long-term debt	23,944	33,500
Deferred income taxes	11,438	6,393
Shareholders’ Equity	363,773	290,007

Total liabilities and shareholders’ equity	$592,629	$464,147

SEI Investments Business Segments

(In thousands)

	Three Months ended Dec. 31,		Twelve Months ended Dec. 31,
	2003	2002	2003	2002
Private Banking and Trust:
Revenues
Investment processing fees	57,169	58,006	229,044	235,982
Fund processing fees	9,845	12,156	43,464	55,852
Investment management fees	9,239	10,228	39,026	41,219

Total Revenues	76,253	80,390	311,534	333,053

Operating and development expenses	36,266	37,011	148,102	153,185
Sales and marketing expenses	9,203	7,148	37,686	41,864

Operating Profit	30,784	36,231	125,746	138,004
Operating Margin	40%	45%	40%	41%

Investment Advisors:
Revenues	40,725	35,195	156,089	149,181

Operating and development expenses	10,448	9,225	41,471	37,528
Sales and marketing expenses	6,318	6,424	28,937	33,644

Operating Profit	23,959	19,546	85,681	78,009
Operating Margin	59%	56%	55%	52%

Enterprises:
Revenues	15,695	13,455	62,051	55,875

Operating and development expenses	3,735	4,171	14,983	17,188
Sales and marketing expenses	4,038	4,130	17,702	16,851

Operating Profit	7,922	5,154	29,366	21,836
Operating Margin	50%	38%	47%	39%

Money Managers:
Revenues	15,451	12,253	55,274	46,446

Operating and development expenses	9,214	6,407	32,852	24,021
Sales and marketing expenses	3,802	3,675	13,317	13,561

Operating Profit	2,435	2,171	9,105	8,864
Operating Margin	16%	18%	16%	19%

Investments in New Businesses:
Revenues	15,683	10,511	51,285	45,038

Operating and development expenses	13,282	10,118	46,216	38,947
Sales and marketing expenses	6,495	4,961	23,171	20,801

Operating Loss	(4,094)	(4,568)	(18,102)	(14,710)
Operating Margin	(26)%	(43)%	(35)%	(33)%

Consolidated:
Revenues	$163,807	$151,804	$636,233	$629,593

Operating and development expenses	72,945	66,932	283,624	270,869
Sales and marketing expenses	29,856	26,338	120,813	126,721
General and Administrative expenses	7,735	4,724	25,615	22,184

Income from Operations	$53,271	$53,810	$206,181	$209,819
Operating Margin	33%	35%	32%	33%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003
Private Banking & Trust:
Equity/Fixed Income prgms.	$3,332	$3,635	$3,879	$3,880	$4,043
Liquidity funds	12,811	13,257	12,653	11,026	8,424

Total assets under mgmt.	16,143	16,892	16,532	14,906	12,467

Client assets under admin.	83,652	72,078	60,124	61,174	61,285

Total assets under admin.	$99,795	$88,970	$76,656	$76,080	$73,752

Investment Advisors:
Equity/Fixed Income prgms.	$22,708	$22,287	$24,658	$25,020	$26,631
Liquidity funds	1,444	1,558	1,434	1,252	1,131

Total assets under mgmt.	$24,152	$23,845	$26,092	$26,272	$27,762

Enterprises:
Equity/Fixed Income prgms.	$11,107	$10,864	$12,100	$12,790	$14,100
Liquidity funds	5,148	4,277	5,148	4,861	3,443

Total assets under mgmt.	$16,255	$15,141	$17,248	$17,651	$17,543

Money Managers:
Equity/Fixed Income prgms.	$4,436	$5,072	$5,519	$6,177	$6,671
Liquidity funds	1,350	1,151	900	1,036	271

Total assets under mgmt.	5,786	6,223	6,419	7,213	6,942

Client assets under admin.	74,523	74,964	82,359	88,458	96,103

Total assets under admin.	$80,309	$81,187	$88,778	$95,671	$103,045

Investments in New Businesses:
Equity/Fixed Income prgms.	$7,544	$7,654	$8,626	$8,874	$10,185
Liquidity funds	219	73	21	52	33

Total assets under mgmt.	7,763	7,727	8,647	8,926	10,218

Client assets under admin.	4,894	5,229	7,001	5,319	5,855

Total assets under admin.	$12,657	$12,956	$15,648	$14,245	$16,073

Unconsolidated Affiliate:
Equity/Fixed Income prgms	$7,874	$8,391	$10,755	$12,435	$15,666

Consolidated:
Equity/Fixed Income prgms.	$57,001	$57,903	$65,537	$69,176	$77,296
Liquidity funds	20,972	20,316	20,156	18,227	13,302

Total assets under mgmt.	77,973	78,219	85,693	87,403	90,598

Client assets under admin.	163,069	152,271	149,484	154,951	163,243

Total assets under admin.	$241,042	$230,490	$235,177	$242,354	$253,841